UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 5, 2008

XTO ENERGY INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-10662	75-2347769
(Commission File Number)	(IRS Employer Identification No.)

810 Houston, Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 870-2800
(Registrant’s Telephone Number, Including Area Code)

NONE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Amendment to Revolving Credit Agreement.  On February 6, 2008, the Company, JPMorgan Chase Bank, N.A., as Administrative Agent, and a syndicate of banks, as lenders, entered into an amendment to the Company’s Amended and Restated 5-Year Revolving Credit Agreement dated as of April 1, 2005, as amended.  Material terms of the amendment are described in Item 2.03, which is incorporated by reference into this Item 1.01.  Copies of the original agreement and prior amendments to the agreement were previously filed as exhibits to Forms 10-Q for the quarters ended March 31, 2005, March 31, 2006 and September 30, 2006 and Form 8-K filed March 23, 2007.

Amendment to Term Loan Agreement.  By an amendment dated as of February 6, 2008, the Company, Bank of America, N.A., as Administrative Agent, and a syndicate of banks, as lenders, entered into an amendment to the Company’s $300 million Term Loan Credit Agreement, dated as of November 10, 2004, as amended.  Material terms of the amendment are described in Item 2.03, which is incorporated by reference into this Item 1.01.  Copies of the original agreement and prior amendments to the agreement were previously filed as exhibits to Form S-4 dated December 13, 2004, Forms 10-Q for the quarters ended March 31, 2005 and March 31, 2006 and Form 8-K filed March 23, 2007.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 6, 2008, the Company amended its $2.0 billion 5-year Revolving Credit Agreement with JPMorgan Chase Bank, N.A., as Administrative Agent and a syndicate of banks, as lenders, dated as of April 1, 2005, as amended.  The facility will be used by the Company as a backup facility for commercial paper and for general corporate purposes.  As of February 6, 2008, the Company had no borrowings drawn on the facility. The amount available under the facility is reduced by the amount of commercial paper the Company has outstanding from time to time.  The amendment increased the total commitments of the agreement from $2.0 billion to $2.5 billion and permits commitment increases of up to an additional $1 billion by the Company with the approval of the administrative agent. The amendment also extended the maturity date one year to April 1, 2013.

By an amendment dated as of February 6, 2008, the Company amended its $300 million Term Loan Agreement with Bank of America, N.A., as Administrative Agent, and a syndicate of banks, as lenders, dated as of November 10, 2004, as amended.  The proceeds will be used by the Company for general corporate purposes.  As of February 6, 2008, the Company had borrowings of $300 million under the agreement. The amendment increased the total commitments of the agreement from $300 million to $500 million and extended the maturity date one year to April 1, 2013.

Item 8.01.  Other Events

On February 5, 2008, the Company entered into a new five-year unsecured term loan agreement with The Royal Bank of Scotland Finance (Ireland), as the lender, that provides for a maximum loan amount of $100 million available in a single advance and a maturity date of February 5, 2013.  The new term loan agreement contains substantially the same terms and conditions as the Term Loan Agreement with Bank of America, N.A., as described above in Items 1.01 and 2.03.  The proceeds will be used by the Company for general corporate purposes.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTO ENERGY INC.

Date: February 7, 2008	By:	/s/ BENNIE G. KNIFFEN
Bennie G. Kniffen
Senior Vice President and Controller

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